DRAFT

Credit Line Account:	5V [redacted]
Collateral Accounts:	VR [redacted]

ADDENDUM TO CREDIT LINE ACCOUNT APPLICATION AND AGREEMENT

This Addendum (this "Addendum") is attached to, incorporated by reference into and is fully a part of the Credit Line Account Application and Agreement between UBS Bank USA (the "Bank") and Kiora Pharmaceuticals, Inc., Inc. ("Borrower"), dated as of the date hereof, (as amended or otherwise modified from time to time, the "Agreement"). This Addendum and the Agreement shall not become effective and binding upon the Bank until this Addendum has been executed by the Borrower and accepted by the Bank at its home office. Any conflict between the terms of the Agreement and this Addendum shall be resolved in accordance with the terms of this Addendum. In all other respects, the terms and provisions of the Agreement remain in full force and effect. Defined terms used herein to have the respective meanings set forth in the Agreement unless otherwise defined in this Addendum.

A. The Bank and the Borrower acknowledge and agree that:

1. Section 9 c) of the Agreement is amended by deleting the Section in its entirety and replacing it with the following:

"The Borrower (and, if applicable, any other Pledgor of Collateral) agrees to maintain in the Collateral Account, at all times, Collateral having an aggregate lending value as specified by the Bank from time to time. For greater certainty, any failure by the Borrower (or, if applicable, any other Pledgor of Collateral) to satisfy the aggregate lending value specified by the Bank from time to time may result in the Bank issuing a collateral maintenance call (i.e., a margin call) for additional collateral or for the Borrower to repay all or a portion of the Obligations. Notwithstanding the generality of the foregoing, the Borrower (and, if applicable, any other Pledgor of Collateral) shall maintain in the Collateral Account, at all times, Collateral having an aggregate lending value (as determined by the Bank in its sole discretion) of not less than (x) the outstanding Obligations as of the date of determination multiplied by (y) one hundred twenty-five percent (125%)."

B. This Addendum may be signed in multiple original counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each of the parties has signed this Addendum pursuant to due and proper authority as of the date set forth below.

BORROWER: Kiora Pharmaceuticals, Inc.

By: [signature]

Name: Brian M Strem

Title: President and CEO

By: [signature]

Name: Melissa Tosca

Title: ~~Executive Vice President~~ Chief Financial Officer

UBS BANK USA

By: Michael Rausch

Name: Michael Rausch

Title: Executive Director

By: Michael J McKeon

Name: Michael J McKeon

Title: Assoc. Director

Date: 3/18 , 2025